Exhibit 10.22

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (“Agreement”) is entered into this 7th day of December, 2006, to be effective as of January 2, 2007, between Connex Services, Inc., a Texas corporation having its offices at 6121 FM 1960 West, Suite 202, Houston, Texas 77069 (hereinafter referred to as “Seller”), and Eagle Broadband, Inc., a Texas corporation having its offices at 101 Courageous Drive, League City, Texas 77573 (hereinafter referred to as “Buyer”).

1.	Seller is hereby selling and Buyer is hereby purchasing the following assets (“Assets”) of Seller at the price, terms and conditions hereinafter set forth:

All of seller’s right, title and interest in and to its list of customers (although some may not be currently active), together with all other historical records, documents, part specifications and quantities sold. The list of customers is represented by Seller to be essentially all significant customers sold by Seller within the past two (2) years and is set forth on “Schedule A”, annexed hereto and made a part hereof.

2.
Buyer shall not assume or pay any of Seller’s liabilities. Seller shall indemnify, defend and hold Buyer harmless from any and all liability for any of Seller’s obligations or liabilities, existing, accrued or contingent and any and all expenses including reasonable attorneys’ fees therewith, which indemnity shall survive closing of this Agreement. In the event a claim is made against Buyer for any of Seller’s obligations or liabilities, Buyer shall notify Seller, in writing, of such claim.

3.
The Purchase Price for the Assets purchased hereunder is the sum of Six Hundred Thirty-Eight Thousand Dollars ($638,000.00), which Buyer shall pay by delivering to Seller a number of shares of Buyer’s common stock (“Common Stock”) equal to the Purchase Price divided by the closing price of Buyer’s Common Stock as reported by the American Stock Exchange on the date immediately preceding the Closing Date (the “Closing Price”). The Common Stock deliverable hereunder will be issued to Seller promptly upon Buyer’s receipt of listing approval from the American Stock Exchange, which application therefor Buyer shall file with the American Stock Exchange no later than the business day immediately following the Closing Date.

4.
All shares of Common Stock of the Buyer issued to the Seller will not have been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that this transaction is exempt under the Act and such shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering. Promptly upon Buyer’s receipt of listing approval from the American Stock Exchange, and in no event more than five (5) business days, Buyer agrees to file a registration statement with the SEC to register a number of shares of Common Stock equal to Four Hundred Thousand Dollars ($400,000.00) divided by the Closing Price; provided, that Buyer has obtained the written consent to register such shares from Dutchess Private Equities Fund, L.P. No assurance can be given that any registration statement filed will become effective.

5.
In determining the value of the Common Stock to be issued in exchange for the Assets purchased hereunder, Seller acknowledges that it is relying solely on the financial and other information regarding the Buyer’s financial condition, operating results and business and other matters on file with the SEC. Such financial information has been prepared in accordance with GAAP, is audited where appropriate, and to the best of Buyer’s belief is current as regards SEC filing requirements. Seller further acknowledges that Buyer has not made and is not making any representations or warranties with respect to itself other than as expressly set forth in this Agreement and for the information contained in its materials filed with the SEC.

6.
Seller acknowledges that in accepting Buyer’s Common Stock as payment for the Assets, Seller becomes an investor in the Common Stock of Buyer, and in that capacity Seller represents and warrants to and with Buyer as follows:

(a) Seller acknowledges that investment in Buyer’s stock is speculative and involves a high degree of risk and the possible loss of its entire investment.

(b) Seller is familiar with the operations of Buyer, has evaluated the merits and risks of this transaction, has made its independent judgment as to the value of the securities to be issued in exchange for the Assets purchased by reviewing the financial and other information regarding Buyer that is publicly available and on file with the SEC. Seller has had the opportunity to request additional information and to ask questions and receive answers concerning the business operations of Buyer, and is satisfied with the results of it investigation of Buyer.

(c) Seller is acquiring the Buyer’s shares in good faith for the purpose of investment in Buyer and not for the purpose of distributing or publicly selling the shares to others, reselling, assigning, pledging or hypothecating the shares, or dividing its participation in ownership of the shares with others.

(d) Seller understands and acknowledges that it has been advised by Buyer that shares of the Common Stock will not have been registered under the Act, on the basis that this transaction is exempt under the Act and the shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering Seller acknowledges that Buyer is relying on the statutory exemption from the registration requirements under the Texas Securities Act, basing its reliance in part on the Seller’s representations set forth in this Agreement.

(e) Seller acknowledges that the available financial statements and forecasts cannot be relied upon as an indication of future results. Future operations of Buyer will be dependent, in part, on the company’s ability to continue as a going concern, the company’s liquidity constraints and ability to obtain financing and working capital on favorable terms, the continued acceptance of the company’s products, increased levels of competition, new products and technological changes, the company’s dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission. Many of these factors cannot be controlled by Buyer. No representation had been made that actual results of operations will conform to historical results or forecasted results.

7.
Representations and Warranties of Seller. As a material inducement to Buyer to enter into this Agreement and with the understanding that Buyer will be relying thereon in consummating the transactions contemplated by this Agreement, Seller represents and warrants to Buyer as follows:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and capital assets to carry on its business as it is now being conducted.

(b) Seller has full corporate power and authority to enter into this Agreement and to sell the Assets in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Seller, and all other agreements or instruments to be executed by Seller pursuant to this Agreement, have been duly and effectively authorized by its board of directors and its shareholders, and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes, and such other agreements or instruments will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights in general, moratorium laws or by general principles of equity.

(c) Seller is not engaged in any legal action or other proceedings before any court or administrative agency. Seller is not a party to any action or proceeding, nor has Seller been threatened with any such action or proceeding, nor, to the knowledge of Seller, does there exist any basis therefor, which will or could have a material adverse effect on the condition, financial or otherwise, of the Assets. No order, writ, injunction or decree has been issued by, or requested of, any court or governmental agency which does or may result in any material adverse change in the Assets.

(d) Seller has not received any notice that any major customer intends to terminate, limit or reduce its business relations with Seller either currently or following the consummation of the transactions contemplated by this Agreement.

(e) Seller has not withheld from Buyer any material facts relating to the Assets. No representation or warranty of Seller in this Agreement contains any untrue statement of material fact required to be stated herein to make the statement not misleading.

(f) Seller is not in violation of, and the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement does not and will not result in any breach or acceleration of, any of the terms or conditions of its articles of incorporation or by-laws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Seller is a party or by which the Assets are bound. The execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the violation of any statute, regulation, judgment, writ, injunction or decree of any court, nor require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative or self-regulatory authority or any other third party.

8.
As a material inducement to Seller to enter into this Agreement and with the understanding that Seller will be relying thereon in consummating the transactions contemplated by this Agreement, Buyer represents and warrants to Seller as follows:

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and capital assets to carry on its business as it is now being conducted.

(b) Buyer has the full corporate power and authority to enter into this Agreement and purchase the Assets in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Buyer pursuant to this Agreement have been duly and effectively authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes, and such other agreements and instruments will constitute, the legal, valid and binding obligations of Buyer which are, or will be, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights in general, moratorium laws or by general principles of equity.

(c) Buyer’s shares, when issued and delivered to Seller, shall be deemed to be, and shall be, fully paid and validly issued shares of stock of Buyer and Seller shall not be liable to any further call or assessment thereon, and any holder of said shares of stock shall not be liable for any further payment in respect thereto.

(d) The audited fiscal year financial statements and the unaudited quarterly and pro forma combined financial statements filed by Buyer with the SEC were prepared in accordance with GAAP and fairly present Buyer’s financial position and results of operations for the covered periods.

(e) No representation or warranty of Buyer in this Agreement contains any untrue statement of material fact required to be stated herein to make the statement not misleading.

(f) Buyer is not in violation of, and the execution, delivery, and performance of this Agreement or the other agreements contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in any breach or acceleration of, any of the terms or conditions of its articles of incorporation or by-laws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Buyer is a party. The execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the material violation of any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which Buyer is, was or may be bound.

9.	In consideration of the benefits to Seller hereunder, and in order to induce Buyer to enter into this Agreement, Seller hereby covenants and agrees with Buyer as follows:

(a) That for a period of one (1) year after the Closing Date, Seller shall not, and Seller shall cause each person, corporation or other entity related to, controlling or controlled by Seller, to not solicit or attempt to solicit any of the customers, clients or accounts listed on Schedule A with the intent or purpose to perform for such customer, client or account the same or similar services sold by Buyer.

(b) That for a period of two (2) years after the Closing Date, Seller shall not, and Seller shall cause each person, corporation or other entity related to, controlling or controlled by Seller, to not, without the prior written consent of Buyer, induce or attempt to induce any employee of Buyer to leave the employ of Buyer, or in any way interfere with the relationship between Buyer and any employee thereof.

(c) In the event a court of competent jurisdiction deems any provision in this Section to be unreasonable, unenforceable or invalid, then such provision(s) shall be interpreted as broadly as may be considered reasonable by such court and this Section shall be deemed amended to the maximum scope of business, duration or geographic scope as such court determines to be reasonable and , as so amended, shall be enforced.

(d) The parties acknowledge and agree that the breach of the provisions of this Section could not be adequately compensated with monetary damages and would irreparably injure Buyer, and, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Section, and the parties waive (a) any claim or defense that there is an adequate remedy at law for such breach, and (b) the necessity of posting a bond or similar security; provided, however, that nothing contained herein shall limit the remedies, legal, or equitable, otherwise available to Buyer, and all remedies of the parties herein are in addition to any remedies available to the parties at law or otherwise.

10.
The Closing shall take place on December 7, 2006 (the “Closing Date”). On the Closing Date, Seller shall execute and deliver to Buyer such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer, as are effective to transfer the Assets. The parties shall each deliver to the other such other documentation, such as board of director and shareholder resolutions, as the other party shall reasonably request.

11.
All representations and warranties of the parties made in this Agreement or as provided in this Agreement shall survive the Closing Date for a period of two (2) years thereafter notwithstanding any investigation at any time made by or on behalf of the other party (“Survival Period”). All representations and warranties related to any specific claim asserted in writing prior to the expiration of the Survival Period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

12.	Indemnification.

(a) Seller will fully indemnify and hold harmless Buyer, its officers, directors, employees and affiliates against and in respect of any and all liabilities, losses, damages, deficiencies, costs, or expenses (including, without limitation, the reasonable fees and expenses of investigation and counsel) (collectively, “Losses”) resulting from (i) any misrepresentation or breach of any representation, warranty, covenant or agreement by Seller made in this Agreement; (ii) any claims, proceedings, actions or investigations made or brought by third parties based on or arising from acts, omissions or states of fact relating to Seller or the Assets and occurring or in existence prior to the Closing Date; or (iii) the failure of Seller to timely pay any taxes relating to or resulting from the Assets for any and all periods through and including the Closing Date.

(b) Buyer will fully indemnify and hold harmless the Seller, its officers, directors, shareholders, employees and affiliates against and in respect of any and all Losses resulting from (i) any misrepresentation or breach of any representation, warranty, covenant or agreement by Buyer made in this Agreement or as provided in this Agreement or (ii) any claims, proceedings, actions or investigations made or brought by third parties based on or arising from acts, omissions or states of fact relating to Buyer or the Assets and occurring after the Closing Date.

(c) Any indemnification claim of a party must be asserted prior to the expiration of the Survival Period. Following the expiration of the Survival Period, a party may not assert any claims for indemnification under this Section.

(d) Each party’s responsibility shall not apply to the first $1,000 of Losses, and is subject to a maximum responsibility of $500,000.

(e) Any person entitled to indemnification under this Agreement shall (i) give prompt notice to the indemnifying party of any third party claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification under this Agreement shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person.

13.
Any claim or controversy arising among or between the parties hereto pertaining to this Agreement and any claim or controversy arising out of or respecting any matter contained in this Agreement or any difference as to the interpretation of any of the provisions of this Agreement shall be settled by arbitration in Houston, Texas, by three (3) arbitrators under the then prevailing rules of the American Arbitration Association.

14.
This writing is intended by the parties as a final expression of their agreement and is intended also as a complete and exclusive statement of the terms of their agreement. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used in this Agreement.

15.	This Agreement can be modified or rescinded only by a writing by both parties or their duly sworn authorized agents.

16.
No claim or right arising out of the breach of this Agreement can be discharged in whole or in part by a waiver or renunciation of such claim or right unless the waiver or renunciation is in writing signed by the aggrieved party.

17.
The invalidity or unenforceability of any particular provision of this Agreement shall not affect other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

18.
This Agreement shall inure to the benefit of and be binding upon the parties named herein as the Seller and the Buyer and, except as heretofore provided, to their respective successors, assigns, heirs, executors, legal representatives and administrators.

19.
All notices, consents, requests, demands, instructions or other communications provided for in this Agreement shall be in writing and shall be deemed validly given, made and served when delivered personally, or sent by certified or registered mail, postage prepaid, overnight courier, by telephone facsimile or electronic mail, pending the designation of another address, addressed as follows:

Connex Services, Inc.
6121 FM 1960 West, Suite 202
Houston, Texas 77069
Attn: Joseph B. Cordaro
Ph: (281) 440-6767
Fax: (281) 440-6777
Email: joecordaro@connexservices.com

Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573
Attn: David Micek, President
Ph: (281) 538-6000
Fax: (281) 538-4730
Email: dmicek@eaglebroadband.com

20.
This Agreement shall be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and this Agreement shall be construed under the laws of the State of Texas.

IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.

Connex Services, Inc.    Eagle Broadband, Inc.

By: /s/ Anthony R. Cordaro   By: /s/ David Micek

Name: Anthony R. Cordaro   Name: David Micek

Title: President and CEO                                 Title: President and CEO